Exhibit 99.1

MIDDLE KINGDOM ALLIANCE CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 29, 2009

PLEASE REFER TO THE REVERSE SIDE FOR

TELEPHONE VOTING INSTRUCTIONS.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement/Prospectus, dated May 14, 2009, in connection with the Special Meeting to be held at 10:00 a.m. on June 29, 2009 at 333 Sandy Springs Circle, Suite 223, Atlanta, GA 30328, and hereby appoints David A. Rapaport, Esq. and Bernard J. Tanenbaum III, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Class B common stock and common stock of Middle Kingdom Alliance Corp. registered in the name provided herein, which the undersigned is entitled to vote at the Special Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement/Prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE REDOMESTICATION PROPOSAL, THE BUSINESS COMBINATION PROPOSAL, THE SHARE INCREASE PROPOSAL, THE DECLASSIFICATION PROPOSAL, THE AMENDMENT PROPOSAL, THE QUORUM PROPOSAL, THE SHAREHOLDER CONSENT PROPOSAL AND THE ADJOURNMENT PROPOSAL.

IF YOUR SHARES ARE HELD IN AN ACCOUNT AT A BROKERAGE FIRM OR BANK, YOU MUST INSTRUCT YOUR BROKER OR BANK ON HOW TO VOTE YOUR SHARES. IF YOU DO NOT PROVIDE SUCH INSTRUCTIONS YOUR SHARES WILL NOT BE VOTED ON ANY OF THE PROPOSALS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4, 5, 6, 7 and 8.

1.	☐ For ☐ Against ☐ Abstain	To approve the Redomestication Proposal, which consists of both the approval of the merger between Middle Kingdom and MK Arizona, and the authorization for the Middle Kingdom board of directors to complete the conversion and continuation of MK Arizona to the Cayman Islands, as the entity MK Cayman.

2.	☐ For ☐ Against ☐ Abstain

To approve the Business Combination Proposal, which consists of the authorization for the MK Cayman board of directors to complete the share exchange included in the merger agreement, which will only take place if Proposal 1 is approved.

Only holders of Middle Kingdom’s Class B common stock as of the record date are entitled to vote on this proposal.

Only if you voted “AGAINST” Proposal 2, you hold shares of Middle Kingdom Class B common stock, and you tender your shares in accordance with the procedures set forth in the Proxy Statement/Prospectus, may you exercise your conversion rights and demand that Middle Kingdom convert your shares of Class B common stock into a pro rata portion of the funds available in trust account by marking the “I HEREBY EXERCISE MY CONVERSION RIGHTS” box below. If you exercise your conversion rights, then you will be exchanging your shares of Middle Kingdom Class B common stock for cash and, assuming the consummation of the business combination, upon delivery of your Class B shares to Middle Kingdom’s transfer agent as set forth in the Proxy Statement/Prospectus, you will no longer own these shares. You will only be entitled to receive cash for these shares if the business combination is completed, you do not dispose of your shares (other than in accordance with the conversion procedure) prior to the effective date of the business combination and you tender your shares to Middle Kingdom’s transfer agent in accordance with the procedures set forth in the Proxy Statement/Prospectus, which requires delivery of the shares within 90 days of the Special Meeting. To exercise your conversion rights check the following box, and if you are making a partial conversion, specify the number of Class B shares for which you are exercising your conversion rights. Failure to (a) vote against the Business Combination Proposal, (b) check the following box and, if you are making a partial conversion, specify the number of shares for which you are exercising your conversion rights, (c) submit this proxy in a timely manner or (d) tender your shares to Middle Kingdom’s transfer agent within the prescribed time set forth in the Proxy Statement/Prospectus will result in the loss of your conversion rights.

I HEREBY EXERCISE MY CONVERSION RIGHTS ☐

If you are making a partial conversion election specify the number of Class B shares for which you are exercising your conversion rights:                     .

3.	☐ For ☐ Against ☐ Abstain	To approve the Share Increase Proposal, which consists of the authorization in MK Cayman’s Memorandum of Association of 1,000,000,000 ordinary shares, as compared to 21,000,000 shares of capital stock currently authorized in Middle Kingdom’s Certificate of Incorporation.

4.	☐ For ☐ Against ☐ Abstain	To approve the Declassification Proposal, which consists of the elimination in MK Cayman’s Memorandum of Association of the classified board currently authorized in Middle Kingdom’s Certificate of Incorporation.

5.	☐ For ☐ Against ☐ Abstain	To approve the Amendment Proposal, which consists of the approval in MK Cayman’s Memorandum of Association of a provision providing that the amendment of either of MK Cayman’s Memorandum of Association or Articles of Association will require a vote of two-thirds of its shareholders voting in person or by proxy at a meeting, as compared to the vote of a majority of the outstanding stock as set forth in Middle Kingdom’s Certificate of Incorporation.

6.	☐ For ☐ Against ☐ Abstain	To approve the Quorum Proposal, which consists of the approval in MK Cayman’s Memorandum of Association of a provision providing that the quorum for a meeting of shareholders will be one-third of its outstanding shares, as opposed to a majority of the outstanding stock entitled to vote as set forth in Middle Kingdom’s bylaws.

7.	☐ For ☐ Against ☐ Abstain	To approve the Shareholder Consent Proposal, which consists of the approval in MK Cayman’s Articles of Association of a provision providing that the MK Cayman shareholders may pass resolutions without holding a meeting only if such resolutions are passed by a unanimous written resolution signed by all of the shareholders entitled to vote, as opposed to the provisions in Middle Kingdom’s Certificate of Incorporation that provide that stockholders may take action without a meeting if written consent to the action is signed by the holders of outstanding stock having the minimum number of votes necessary to authorize or take the action at a meeting of the stockholders.

8.	☐ For ☐ Against ☐ Abstain	To permit Middle Kingdom’s board of directors or its chairman, in their discretion, to adjourn the Special Meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to adopt Proposals 1, 2, 3, 4, 5, 6 or 7.

Dated

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH IN ITEMS 1, 2, 3, 4, 5, 6, 7 AND 8. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

Internet and Telephone Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada):	To vote using the Internet:

• Call toll free 1- - - in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: http://www. .com/

• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or on the internet and you would like to change your vote, please send in this proxy card and your vote on this proxy card will replace your prior vote by telephone or on the internet. If you vote by telephone or on the internet and do not wish to change your vote, you do not need to send in this proxy card.

Proxies submitted by telephone or the Internet must be received by July 6, 2009.

THANK YOU FOR VOTING

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